UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHINA GENGSHENG MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	91-0541437
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 88 Gengsheng Road,
Dayugou Town, Gongyi, Henan,
People's Republic of China	451271
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Shares $0.001 par value	NYSE Amex

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: 333-142922 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

    The description of common stock, par value $0.001 per share, of China Gengsheng Minerals, Inc. (the "Registrant") to be registered hereunder is incorporated by reference to the information set forth under the heading "DESCRIPTION OF SECURITIES TO BE REGISTERED" in the prospectus included in the Registrant’s registration statement on Form S-1 (File No. 333-142922), initially filed with the Securities and Exchange Commission on May 14, 2007, as amended, including any subsequent amendments thereto (the "Registration Statement"), and by any form of prospectus filed pursuant to Rule 424(b) under Securities Act of 1933, as amended, in connection with such Registration Statement, which is incorporated herein by reference.

Item 2. Exhibits.

    None.

SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

China Gengsheng Minerals, Inc.

Date: March 3, 2010	By: /s/ Shunqing Zhang
Name: Shunqing Zhang
Title: Chief Executive Officer